Registration No. 33-__________


                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
      	                    Washington, DC  20549


     	                            FORM S-8


      	     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	                           UNIFI, INC.
  	      (Exact name of registrant as specified in its charter)

            New York								                                  11-2165495
(State or other jurisdiction				                      		   (I.R.S. Employer
of incorporation or organization)                          Identification No.)

	                        7201 West Friendly Avenue
	                         Greensboro, N.C.  27410
	     (Address of Principal Executive Office, including Zip Code)

	               UNIFI, INC. 1996 INCENTIVE STOCK OPTION PLAN
	             UNIFI, INC. 1996 NON-QUALIFIED STOCK OPTION PLAN
	                        (Full title of the plans)

	                           WILLIS C. MOORE, III
	                 Vice President and Chief Financial Officer
	                              Unifi, Inc.
	                     7201 West Friendly Avenue
	                      Greensboro, N.C.  27410
	                (Name and address of agent for service)

	                             (910) 294-4410
	     (Telephone number, including area code, of agent for service)

	                               Copies to:

	                           CHARLES F. McCOY
	                     Frazier, Frazier & Mahler, L.L.P.
	                           P. O. Drawer 1559
	                        Greensboro, N.C.  27402
	                           (910) 378-7785

	             [the cover page is continued on the following page]


                                   CALCULATION OF REGISTRATION FEE

				    	     	                                                 Proposed
   Title                				                 Proposed	    	     maximum
of securities 	          Amount to be	    maximum offering    aggregate offering       Amount of
to be registered          registered	     price per share	       price	             registration fee
____________________________________________________________________________________________________


Common Stock,
$.10 par Value	          2,000,000(1)(2)       (3)	         $72,172,109.38(3)         $21,870.34
_____________________________________________________________________________________________________


(1) Represents the aggregate number of Common Stock of the Registrant authorized to be issued pursuant to the exercise of options which have been or may be granted under the Unifi, Inc. 1996 Incentive Stock Option Plan ("ISOP") (1,000,000 shares) and the Unifi, Inc. 1996 Non-Qualified Employee Stock Option Plan ("NQSOP") (1,000,000 shares).

(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional shares to be offered or issued to prevent dilution as a result of the anti-dilution provisions of the ISOP and NQSOP.

(3) The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are as follows:
                                                             	  Proposed
                                                            maximum aggregate
                                                             	offering price
                                                            _________________
ISOP

     1,000,000 options presently not granted under the ISOP
    are valued pursuant to Rule 457(c) at the average of the
    high and low prices reported in the consolidated reporting system on September 2, 1997 ($38.6875 + $38.00 = $76.6875
    divided by 2) at $38.34375 per share.                       $38,343,750.00

NQSOP

     April 18, 1996, Option Exercise price of 195,000 shares
   is $25.375 per share.                              	           4,948,125.00

     April 17, 1997, Option Exercise price of 270,500 shares
   is $31.00 per share.	                                          8,385,500.00

     534,500 options presently not granted under the NQSOP
   are valued pursuant to Rule 457(c) at the average of the
   high and low prices reported in the consolidated reporting system on September 2, 1997, ($38.6875 + $38.00 = $76.6875
   divided by 2) at $38.34375 per share.                         20,494,734.38
                                                                ______________



TOTAL PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	                $72,172,109.38






                               	[continuation of cover page]

                                           PART I

                  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*


Item 2.  Registrant Information and Employee Plan Annual Information.*

_____________________________________________________________________


*	The information required by Part I to be contained in the Section 10(a)
Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference.

     The following documents previously filed by Unifi, Inc. ("Unifi" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in the Registration Statement:

     (a)  Unifi's Annual Report on Form 10-K for the year ended June 30, 1996;

     (b) Unifi's Quarterly Reports on Form 10-Q for the quarters ended September 29, 1996, December 29, 1996, and March 30, 1997, respectively;

     (c) Unifi's Current Report on Form 8-K, dated June 30, 1997, and filed with the Commission on July 15, 1997, for the purpose of reporting Unifi's entering into a Contribution Agreement with Parkdale Mills, Inc.;

     (d) All other reports filed by Unifi pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1996; and

     (e) The description of Unifi's Common Stock, $.10 par value, contained in its Registration Statement on Form 8-A filed with the Commission on May 23, 1990.

     In addition, all documents filed by Unifi pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange act after the date hereof and prior to the termination of the offering are hereby deemed to be incorporated by reference. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

	Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     C. Clifford Frazier, Jr., the Secretary of Unifi, is a partner in the law firm of Frazier, Frazier & Mahler, L.L.P., which serves as general counsel to Unifi. Members of Frazier, Frazier & Mahler, L.L.P., beneficially owned approximately 54,000 shares of the outstanding shares of Unifi Common Stock on September 2, 1997.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Bylaws provide that the Registrant shall indemnify a director, officer or employee of the Registrant who is a party to or is threatened to be made a party to any proceeding or action against all expenses, liability and loss reasonably incurred in connection with such a proceeding, to the fullest extent authorized by the New York Business Corporation Law, except that the Registrant may not indemnify a director, officer or employee for expenses in connection with a proceeding that such director, officer or employee initiated unless the Registrant authorized the proceeding. Section 721 of the New York Business Corporation Law prohibits indemnification of directors and officers if (i) in a judgment against the director or officer or in another final adjudication adverse to him it is determined that such director or officer either acted in bad faith or acted with deliberate dishonesty, and his actions were material to the adjudication, or (ii) the director or officer personally gained a financial profit or other advantage to which he was not entitled.

     Pursuant to the Registrant's Certificate of Incorporation, a director of the Registrant is generally not subject to monetary damages for negligence and gross negligence, including grossly negligent business decisions involving takeover proposals for the Registrant, in the performance of the director's duty of care. Other remedies, such as injunctive relief against, and rescission of actions taken by, the director are still available. A director remains liable for monetary damages, however, if (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law; (ii) the director personally gained a financial profit or other advantage to which the director was not legally entitled; or
(iii) the director's acts violated laws of the New York Business Corporation Law relating to the payment of dividends, purchase of shares or distributions of assets after dissolution.

     The foregoing is only a general summary of certain aspects of New York law dealing with indemnification and liability of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed, specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made. Section 721 of the New York Business Corporations Law is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

     As authorized by the Bylaws and by statute, the Registrant has purchased liability insurance policies providing an aggregate of $20,000,000 coverage for all directors and officers of the Registrant and providing for reimbursement to the Registrant for payments made on behalf of directors and officers pursuant to the indemnification provisions.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits

     The following Exhibits are filed with or incorporated by reference in this Registration Statement:

   Exhibit No.
  (per Table I in
Item 601 of Reg S-K)					                     Description of Exhibit
____________________                          ______________________


      4.1 Specimen Certificate of Unifi, Inc.'s common stock, filed as Exhibit 4(a) to the Registration Statement on Form S-1, (Registration No. 2-45405) which is incorporated herein by reference.

      5.1 Opinion of Frazier, Frazier & Mahler, L.L.P. as to legality of securities being registered.


      23.1                       Consent of Frazier, Frazier & Mahler, L.L.P.
                                 (included in Exhibit 5.1)

      23.2                       Consent of Ernst & Young LLP.

      24.1                       Power of Attorney.

      99.1 Provisions of New York Business Corporation Law relating to indemnification of directors and officers.

      99.2 Unifi, Inc. 1996 Incentive Stock Option Plan (filed as Exhibit (10f) with Unifi's Form 10-K for the fiscal year ended June 30, 1996) which is incorporated herein by reference.

      99.3 Unifi, Inc. 1996 Non-Qualified Stock Option Plan (filed as Exhibit (10g) with Unifi's Form 10-K for the fiscal year ended June 30,
                                 1996) which is incorporated herein by
                                 reference.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16b of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Section 201.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (Section 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section
     210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES
                                    __________


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North
Carolina, on September 5, 1997.



                               UNIFI, INC.



                               By:  WILLIS C. MOORE, III
                                    Willis C. Moore, III
                                    Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     Signature                    Title                         Date
     _________                    _____                         ____


G. ALLEN MEBANE, IV*        Chairman of the              September 5, 1997
G. Allen Mebane, IV         Board of Directors



WILLIAM T. KRETZER*         President, Chief             September 5, 1997
William T. Kretzer          Executive Officer
                            (Principal Executive
                            Officer) and Director



JERRY W. ELLER*             Executive Vice               September 5, 1997
Jerry W. Eller              President and
                            Director



G. ALFRED WEBSTER*          Executive Vice               September 5, 1997
G. Alfred Webster           President and Director



ROBERT A. WARD*             Director                     September 5, 1997
Robert A. Ward



CHARLES R. CARTER*          Director                     September 5, 1997
Charles R. Carter

                            Director                      September 5, 1997
Kenneth G. Langone



DONALD F. ORR*              Director                      September 5, 1997
Donald F. Orr



J. B. DAVIS*               Director                      September 5, 1997
J. B. Davis



                           Director                      September 5, 1997
R. Wiley Bourne, Jr.



*By:  WILLIS C. MOORE, III
      Willis C. Moore, III
      Attorney-in-Fact

                                         EXHIBITS

     Exhibit No.
  (per Table I in
Item 601 of Reg S-K                         Description of Exhibit
___________________                         ______________________


      4.1* Specimen Certificate of Unifi, Inc.'s common stock, filed as Exhibit 4(a) to the Registration Statement on Form S-1 (Registration No. 2-45405) which is incorporated herein by reference.


      5.1 Opinion of Frazier, Frazier & Mahler, L.L.P., as to legality of securities being registered.


     23.1                    Consent of Frazier, Frazier & Mahler, L.L.P.
                             (included in Exhibit 5.1)


     23.2                    Consent of Ernst & Young LLP.


     24.1                    Power of Attorney.


     99.1 Provisions of New York Business Corporation Law relating to Indemnification of Directors and Officers.


     99.2* Unifi, Inc. 1996 Incentive Stock Option Plan (filed as Exhibit (10f) with Unifi's Form 10-K for the fiscal year ended June 30, 1996) which is incorporated herein by reference.


     99.3* Unifi, Inc. 1996 Non-Qualified Stock Option Plan (filed as Exhibit 10(g) with Unifi's 10-K for the fiscal year ended June 30, 1996) which is incorporated herein by reference.



*     Incorporated by reference